UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 3, 2016 (January 31, 2016)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 31, 2016, the Company received the resignation of Mr. William Smith from the positions of President and member of the board of directors of the Company.

There were no disagreement that caused Mr. Smith’s resignation from the positions he held as President and member of the Board of Directors of the Company. It is our understanding that Mr. Smith resigned as a result of the reduction in the Company’s US sales and marketing operating budget announced in our 8K dated January 18, 2016. Mr. Smith did not sit on any of the committees of the board of directors.

The Company’s Board of Directors effective February 1, 2016 will be Mr. Sidney S. Chan, Mr. Kenneth James Robulak, Dr. Alfonso Salas, Mr. Peter Stafford and Mr. Ronald Cheng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of February, 2016.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Chief Executive Officer and Chairman of the Board of Directors